UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and President

On August 16, 2025, Jaisim Shah, Chief Executive Officer and President of Scilex Holding Company (the “Company”) notified the Company’s Board of Directors (the “Board”) that he was resigning from his positions as Chief Executive Officer and President, effective as of August 17, 2025 (the “Effective Time”). Mr. Shah will remain a member of the Board.

Mr. Shah will continue to serve as Chief Executive Officer and President of Semnur Pharmaceuticals, Inc. (“Semnur”), a majority owned subsidiary of the Company, and as a member of the board of directors of Semnur. Mr. Shah is the co-founder of Semnur and his decision to resign as the Company’s Chief Executive Officer and President of the Company was driven by his desire to focus fully on Semnur’s business, and particularly the development of SP-102.

Appointment of Chief Executive Officer and President

In connection with Mr. Shah’s resignation, on August 17, 2025, the Board appointed Henry Ji, Ph.D., age 61, as the Company’s Chief Executive Officer and President as of the Effective Time.

Dr. Ji has served as the Executive Chairperson and a member of the Board since September 22, 2023 and previously served as the Company’s Executive Chairperson and a member of the Board from November 2022 to August 2023. Prior to that, he served as Executive Chairperson and a board member of the private Delaware corporation that is now a wholly owned subsidiary of the Company, named Scilex, Inc., from March 2019 to November 2022. Dr. Ji has served on the board of directors of Scilex Pharmaceuticals, Inc. (“Scilex Pharma”) since November 2016 and he served as the Chief Executive Officer of Scilex Pharma from November 2016 to March 2019. Dr. Ji has served as Semnur’s Treasurer and Secretary and a board member since its inception in 2013. He currently serves as the Chief Executive Officer of Vivasor Holding Company and Vivasor, Inc. He co-founded and has served as a director of Sorrento Therapeutics, Inc. (“Sorrento”) since January 2006, served as its Chief Executive Officer and President since September 2012 and as Chairman of its board of directors since August 2017. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life sciences technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly-traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix Corporation, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji previously served as a director of Celularity Inc. (Nasdaq: CELU) from June 2017 to July 2021. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of Sorrento’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University.

There are no family relationships between Dr. Ji and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Dr. Ji has a material interest subject to disclosure under Item 404(a) of Regulation S-K, other than as disclosed below. There are no arrangements or understandings between Dr. Ji and any other person pursuant to which he was selected as Chief Executive Officer and President. The Company previously entered into its standard form of indemnification agreement with Dr. Ji in connection with his prior appointment as Executive Chairman. Dr. Ji’s compensation has not been changed in connection his appointment as the Company’s Chief Executive Officer and President.

Certain Relationships and Related Party Transactions of Dr. Ji

Since January 1, 2023, the Company has entered into the following transactions in which Dr. Ji may be deemed to have a direct or indirect material interest, based on his role as an executive officer and director of Sorrento Therapeutics, Inc. (which is a counter-party to the below-referenced transactions) at the time such transactions were entered into.

Stockholder Agreement with Sorrento

On September 12, 2022, Vickers entered into the Stockholder Agreement with Sorrento (the “Stockholder Agreement”).

Pursuant to the terms of the Stockholder Agreement, from and after its effectiveness, and for so long as Sorrento together with its affiliates, subsidiaries, successors and assigns (other than the Company and its subsidiaries) (the “Sorrento Group”) beneficially owns any shares of Series A Preferred Stock, among other things, (i) Sorrento had the right, but not the obligation, to designate each director to be nominated, elected or appointed to the Board (each, a “Stockholder Designee” and collectively, the “Stockholder Designees”), regardless of whether such Stockholder Designee is to be elected to the Board at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by the Board in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of the Board or the size of the Board and (ii) the Company were required to take all actions reasonably necessary, and not otherwise prohibited by applicable law, to cause each Stockholder Designee to be so nominated, elected or appointed to the Board as more fully described in the Stockholder Agreement. Notwithstanding the foregoing, the parties previously agreed that the Board will continue to satisfy all applicable stock exchange requirements applicable to directors, including with respect to director independence. Sorrento also had the right to designate a replacement director for any Stockholder Designee that has been removed from the Board and the right to appoint a representative of Sorrento to attend all meetings of the committees of the Board.

The Stockholder Agreement also provided that the Company shall not, and shall cause its subsidiaries not to, among others, without the prior written consent of Sorrento: (i) amend, alter, modify or repeal (whether by merger, consolidation, by operation of law or otherwise) any provisions of the Certificate of Incorporation (including the Certificate of Designations of Series A Preferred Stock, filed with the Secretary of State of the State of Delaware on November 10, 2022 (the “Series A Certificate of Designations”)) or Bylaws that increase or decrease the authorized number of directors constituting the Board; (ii) take any action that would have the effect of increasing or decreasing the number of directors constituting the Board; (iii) amend, alter, modify or repeal (whether by merger, consolidation, reclassification, by operation of law or otherwise) any provisions of the respective charters (and any related organizational documents) of any of the committees of the Board; (iv) file any voluntary petition under any applicable federal or state bankruptcy or insolvency law on behalf of the Company or any of its subsidiaries; (v) (A) incur or permit any of the Company’s subsidiaries to incur any indebtedness in an aggregate principal amount in excess of $10,000,000) (with “principal amount” for purposes of this definition to include undrawn committed or available amounts) or (B) enter into, modify, amend or renew (or permit any of the Company’s subsidiaries enter into, modify, amend or renew) any contract or other agreement in respect of indebtedness in an aggregate principal amount in excess of $10,000,000 (with “principal amount” for purposes of this definition to include undrawn committed or available amounts); (vi) consummate or otherwise enter into any other contract or agreement to effect any change of control, joint venture or corporate reorganization by the Company or any of the Company’s subsidiaries; (vii) declare or pay any dividend or distribution on the Company’s Common Stock, other Junior Security (as defined below) or Parity Security (as defined below); or (viii) purchase, redeem or otherwise acquire for consideration by us, directly or indirectly, any Common Stock, other Junior Security or Parity Security (except as necessary to effect (A) a reclassification of any Junior Security for or into other Junior Securities, (B) a reclassification of any Parity Security for or into other Parity Securities with the same or lesser aggregate liquidation preference, (C) a reclassification of any Parity Security into a Junior Security, (D) the exchange or conversion of any Junior Security for or into another Junior Security, (E) the exchange or conversion of any Parity Security for or into another Parity Security with the same or lesser per share liquidation amount, (F) the exchange or conversion of any Parity Security for or into any Junior Security or (G) the settlement of incentive equity awards (including any applicable withholdings and the net exercise of options) in accordance with the terms thereof).

The Series A Preferred Stock ranks (i) senior to all of the Company’s Common Stock, and to all other classes or series of the Company’s capital stock, except for any such other class or series, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Junior Securities”); and (ii) on parity with each class or series of the Company’s capital stock, created specifically ranking by its terms on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Parity Securities”).

After a hearing before the Bankruptcy Court on September 12, 2023, the Bankruptcy Court entered a final order approving, among other things, the termination of the Stockholder Agreement, upon the closing of the Equity Repurchase Transaction (as defined below). Accordingly, the Stockholder Agreement terminated on September 21, 2023.

Junior Debtor-in-Possession Financing with Sorrento

Background

Our former controlling stockholder, Sorrento, together with its wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (together with Sorrento, the “Debtors”), commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court.

After a hearing before the Bankruptcy Court on March 29, 2023, the Bankruptcy Court entered a final order approving a non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $75,000,000 in term loan commitments (the “Senior DIP Facility”), provided to the Debtors by JMB Capital Partners Lending, LLC (the “Senior DIP Lender”), on a final basis. The Debtors then negotiated definitive financing documentation, including a Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement and other documents evidencing the Senior DIP Facility. At the time of the entry of the Interim DIP Order (as defined below), the Debtors’ liquidity was projected to last only until July 7, 2023. The Senior DIP Facility matured on July 31, 2023 and was not repaid on such date.

On June 30, 2023, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to (A) Obtain Junior Secured Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief (the “DIP Motion”), seeking the Bankruptcy Court’s approval of the Junior DIP Facility (as defined below) and certain related relief.

Terms of the Junior DIP Facility

On July 5, 2023, the Company and the Debtors executed that certain Debtor-in-Possession Term Loan Facility Summary of Terms and Conditions (the “Junior DIP Term Sheet”), pursuant to which the Company (or its designees or its assignees) agreed to provide the Debtors with a non-amortizing super-priority junior secured term loan facility in an aggregate principal amount not to exceed the sum of (i) $20,000,000 (the “Base Amount”), plus (ii) the amount of the commitment fee and the funding fee, each equal to 1% of the Base Amount, plus (iii) the amount of the DIP Lender Holdback (as defined in the Interim DIP Order) (the “Junior DIP Facility”), subject to the terms and conditions set forth in the Junior DIP Term Sheet. The Junior DIP Term Sheet granted to the Company a right of first refusal to provide any debtor-in-possession financing during the course of the Chapter 11 Cases to the Debtors occurring after the date of the Interim DIP Order until the Chapter 11 Cases were concluded.

The interest rate under the Junior DIP Facility was 12.00% per annum payable in kind on the first day of each month in arrears and on the DIP Termination Date (as defined in the Junior DIP Term Sheet). Upon the occurrence and during the continuance of an event of default as defined in the Junior DIP Term Sheet, the interest rate on outstanding DIP Loans (as defined in the Junior DIP Term Sheet) would increase by 2.00% per annum (payable in kind). The commitment fee and the funding fee described above became payable upon the funding of the DIP Loans (as defined in the Junior DIP Term Sheet), in each case as set forth in the Junior DIP Term Sheet. Upon repayment or satisfaction of the DIP Loans (as defined in the Junior DIP Term Sheet) in whole or in part, the Debtors were to pay to the Company in cash an exit fee equal to 2.00% of the aggregate principal amount of the Junior DIP Facility on the date of the Draw (as defined below). The Junior DIP Facility terms state that it was required to be paid in full in cash under any Chapter 11 plan of reorganization.

The interest rate return on the Senior DIP Lender was 14.0% on an annual basis. Based on the terms of the Junior DIP Facility and the Senior DIP Facility including the fees associated therewith, respectively, the Company believe that the annualized returns to the Senior DIP Lender exceeded the returns to the Junior DIP Lender as a result of the differences in the following between the Senior DIP Facility and the Junior DIP Facility, respectively: (i) non-default annualized interest rate of 14.0% as compared to 12.0%; (ii) maturity term of five months as compared to three months; (iii) a commitment fee of 2.5% as compared to 1.0%; (iv) a funding fee of 2.5% as compared to 1.0%; and (v) an exit fee of 7.0% as compared to 2.0%.

The Junior DIP Facility was set to mature on the earliest of: (i) September 30, 2023; (ii) the effective date of any Chapter 11 plan of reorganization with respect to the Debtors; (iii) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; (iv) the date of the acceleration of the DIP Loans and the termination of the DIP Commitments in accordance with the DIP Documents (each as defined in the Junior DIP Term Sheet); and (v) dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under Chapter 7 of the Bankruptcy Code.

The Junior DIP Facility afforded the Company certain valuable protections. First, the Junior DIP Facility was secured by liens on and security interests in substantially all assets of Sorrento, other than certain excluded assets as described more fully in the Interim DIP Order, including (i) a first-priority security interest in and continuing lien on all proceeds of the DIP Facility in the DIP Accounts, and the Junior DIP Lender Holdback (each as defined in the Interim DIP Order) and (ii) subject to certain terms and exclusions, a second-priority security interest in and continuing lien on substantially all other assets, in each case, whether then owned or existing or thereafter acquired, created or arising and wherever located other than certain excluded assets as described in the Interim DIP Order. The Junior DIP Facility was also granted super priority administrative expense priority ahead of certain other administrative expenses in Chapter 11 and ahead of pre-petition unsecured claims, which means it had to be paid in full, in cash in order for the Debtors to emerge from bankruptcy under a Chapter 11 Plan, unless otherwise agreed to by us. This priority status gave the Company a voice in Sorrento’s plan to emerge from Chapter 11.

Pursuant to the terms of that certain intercreditor and subordination agreement, dated as of September 21, 2023, entered into by and among the Senior DIP Lender and the Company (the “Intercreditor and Subordination Agreement”), the Debtors’ obligations to the Company under the Junior DIP Facility were subordinated to the obligations of the Debtors to Senior DIP Lender on the terms and conditions set forth therein.

On July 5, 2023, at a hearing before the Bankruptcy Court, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) approving the Junior DIP Facility among the Debtors (as borrowers) and the Company (as lender) on an interim basis. Upon entry of the Interim DIP Order and satisfaction of all applicable conditions precedent, as set forth in the Junior DIP Term Sheet, the Debtors were authorized to make a single draw under the Junior DIP Facility (the “Draw”) to be funded by the Company as the lender under the Junior DIP Facility..

The Bankruptcy Court entered the final order approving on the Junior DIP Facility on July 27, 2023. Other definitive financing documentation was then negotiated, including a Junior Secured, Super Priority Debtor-in-Possession Loan and Security Agreement, which was entered into on July 28, 2023 between the Company and the Debtors (the “Junior DIP Loan Agreement”), which agreement memorialized the terms of the Junior DIP Term Sheet.

After a hearing before the Bankruptcy Court on August 7, 2023, the Bankruptcy Court on August 7, 2023, entered a final order (the “Replacement DIP Order”) approving a non-amortizing super-priority debtor-in-possession term loan facility in an aggregate principal amount of $100,000,000 (the “Replacement DIP Facility”) provided to the Debtors by Oramed Pharmaceuticals Inc. on a final basis. The Replacement DIP Facility was to be used to, among other things, refinance the existing Senior DIP Facility. The Replacement DIP Facility included certain milestones for the sale of the Company’s equity interests owned by the Debtors. The lender under the Replacement DIP Facility was permitted to use the loan to credit bid for the collateral securing the Replacement DIP Facility (including the equity interests of the Company), subject to the terms therein. The Replacement DIP Order provided that the liens securing the Junior DIP Facility were junior to the liens securing the Replacement DIP Facility and the Company was not permitted to exercise certain remedies until the payment in full of the Replacement DIP Facility (all as set forth in the Replacement DIP Order). Though junior to the Replacement DIP Facility, the Company would still have been treated as a secured creditor with priority over other claimants in the Chapter 11 Cases.

We funded the Junior DIP Facility with cash on hand, including from a portion of the net proceeds from the eCapital Credit Agreement that were distributed to the Company by the Company’s wholly owned subsidiary, Scilex Pharma. The Junior DIP Facility was terminated on September 21, 2023, pursuant to a Pay-Off Letter.

Stock Purchase Agreement with Sorrento

On September 21, 2023, in connection with the securities purchase agreement entered into with Oramed Pharmaceuticals Inc., the Company and Sorrento entered into and consummated the Equity Repurchase Transaction contemplated by the Stock Purchase Agreement, dated September 21, 2023, between the Company and Sorrento (the “Sorrento SPA”), pursuant to which, among other things, the Company purchased from Sorrento (i) 1,716,245 shares of Common Stock, (ii) 29,057,097 shares of Series A Preferred Stock, and (iii) warrants exercisable for 128,304 shares of Common Stock, each with an exercise price of $402.50 per whole share ((i) through (iii) collectively, the “Purchased Securities”). The aggregate consideration for the Purchased Securities was (i) $100,000,000 (the “DIP Amount”), which such amount is satisfied by the Company’s assumption of the Debtors’ outstanding obligations under the Senior DIP Facility (the “Oramed DIP Assumption”), (ii) a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of any and all amounts of principal and accrued but unpaid interest outstanding, and any other obligations of the Debtors, in each case, under the Junior DIP Facility as of September 21, 2023 (the “Credit Bid Amount”), (iii) $10,000,000 in cash (the “Cash Payment”) and (iv) the assumption and assignment of certain obligations of Sorrento for legal fees and expenses in the approximate amount of $12.25 million (the “Legal Fee Assumption” and, together with the DIP Amount, the Credit Bid Amount and the Cash Payment, the “Purchase Price”). Following the sale of the Purchased Securities, Sorrento retained 54,777 shares of Common Stock in abeyance for the benefit of certain holders of warrants to purchase shares of common stock of Sorrento who may be entitled to receive shares of Common Stock pursuant to the terms of the applicable warrants as a result of the previously declared and announced dividend of shares of Common Stock by Sorrento.

Credit Bid Pay-Off Letter

Pursuant to the Sorrento SPA, in connection with acquiring the Purchased Securities, the Company made a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of the obligations of the Debtors under the Junior DIP Loan Agreement, accrued and outstanding as of September 21, 2023 for the Credit Bid Amount. As noted above, the Credit Bid Amount is part of the Purchase Price for the Purchased Securities. On September 21, 2023, the Company entered into a letter agreement (the “Pay-Off Letter”) with the Debtors, pursuant to which, upon Closing (as defined in the Sorrento SPA), the Junior DIP Loan Agreement, that certain Intellectual Property Security Agreement, dated as of July 28, 2023, by the Debtors in the Company’s favor, any other Loan Document (as defined in the Junior DIP Loan Agreement) and any other notes, security agreements, mortgages, pledge agreements, guarantees or other agreements, documents, certificates or instruments related thereto automatically terminated, and all obligations thereunder were paid and discharged in full.

Legal Fee Assumption Letter Agreement

In connection with the Legal Fee Assumption in accordance with the Sorrento SPA, the Company and Sorrento entered into a letter agreement on September 21, 2023, pursuant to which, among other things, the Company agreed to assume all of Sorrento’s obligations for certain legal fees and expenses in the aggregate amount of approximately $12.25 million.

On August 21, 2025, the Company issued a press release announcing, among other things, the management changes described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 21, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	Chief Executive Officer & President

Date: August 21, 2025